As filed with the Securities and Exchange Commission on August 24, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MULTI-COLOR CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	31-1125853
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

50 E-Business Way, Suite 400

Sharonville, Ohio 45241

(Address of Principal Executive Offices) (Zip Code)

MULTI-COLOR CORPORATION

2003 STOCK INCENTIVE PLAN

(Full title of the Plan)

Dawn H. Bertsche

Senior Vice President Finance, Chief Financial Officer and Secretary

Multi-Color Corporation

50 E-Business Way, Suite 400

Sharonville, Ohio 45241

(513) 345-1108

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	500,000 shares	$38.56	$19,280,000	$592

(1)	Represents additional shares authorized for issuance under the Plan on August 16, 2007. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers additional shares which may become issuable by reason of any stock split, stock dividend, recapitalization or similar transaction and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the NASDAQ – Global Market on August 21, 2007, a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8 for the purpose of registering additional securities under the 2003 Stock Incentive Plan which are the same class as those previously registered on the Registration Statement on Form S-8 filed by Multi-Color Corporation (“Registrant” or the “Company”) on March 26, 2004 (File No. 333-113960) (“the Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (“Commission”) by the Company are hereby incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

(c)	The Company’s Current Reports on Form 8-K filed on April 17, 2007, April 27, 2007, May 16, 2007, May 18, 2007, June 19, 2007, July 3, 2007, July 27, 2007, August 3, 2007 and August 17, 2007; and

(d)	The description of the Company’s Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company on August 24, 1987 to register its common stock, no par value per share (the “Common Stock”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	Amendment to Amended and Restated Articles of Incorporation dated August 16, 2007 (incorporated by reference from the Company’s Current Report on Form 8-K filed on August 17, 2007).

5	Opinion of Greenebaum Doll & McDonald PLLC *

10	Amendment to 2003 Stock Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed on August 17, 2007).

23.1	Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5) *

23.2	Consent of Grant Thornton LLP.*

24	Powers of Attorney (included on signature page of the Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on August 24, 2007.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche
Dawn H. Bertsche
Senior Vice President Finance, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francis D. Gerace and Dawn H. Bertsche and each of them such individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis D. Gerace	President, Chief Executive Officer and Director	August 24, 2007
Francis D. Gerace

/s/ Dawn H. Bertsche	Senior Vice President Finance, Chief Financial Officer and Secretary	August 24, 2007
Dawn H. Bertsche

/s/ James H. Reynolds	Vice President Corporate Controller and Chief Accounting Officer	August 24, 2007
James H. Reynolds

Signature	Title	Date

/s/ Robert R. Buck	Director	August 24, 2007
Robert R. Buck

/s/ Charles B. Connolly	Director	August 24, 2007
Charles B. Connolly

/s/ Lorrence T. Kellar	Director	August 24, 2007
Lorrence T. Kellar

/s/ Roger A. Keller	Director	August 24, 2007
Roger A. Keller

/s/ Thomas M. Mohr	Director	August 24, 2007
Thomas M. Mohr

EXHIBIT INDEX

4.1	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from the Company’s Current Report on Form 8-K filed on August 17, 2007).

5	Opinion of Greenebaum Doll & McDonald PLLC. *

10	Amendment to 2003 Stock Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed on August 17, 2007).

23.1	Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5). *

23.2	Consent of Grant Thornton LLP.*

24	Powers of Attorney (included on signature page of the Registration Statement).

*	Filed herewith.